                                                                     Exhibit 5.1

                       B A S S,  B E R R Y  &  S I M S  P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

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
2700 FIRST AMERICAN CENTER                                                          1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700                                                     POST OFFICE BOX 1509
TELEPHONE (615) 742-6200                                                            KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (615) 742-6293                                                           TELEPHONE (423) 521-6200
                                                                                    TELECOPIER (423) 521-6234
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                               November 12, 1998


Corrections Corporation of America
10 Burton Hills Boulevard
Nashville, TN 37215

         Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as your counsel in connection with your preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed by you with the Securities and Exchange Commission on November 4, 1998, as amended covering up to 4,907,975 shares of common stock, par value $1.00 per share
(the "Common Stock"), of Corrections Corporation of America (the "Company") to be sold on the terms set forth in the Registration Statement.

         In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be sold by the Company will be validly issued, fully paid, and nonassessable when payment therefor is received upon the terms established by the Company's Board of Directors, and the shares of Common Stock to be sold by Sodexho Alliance, S.A. are validly issued, fully paid, and nonassessable.



                                                   Very truly yours,




                                                   /s/ Bass, Berry & Sims PLC